CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Herc Holdings Inc. of our report dated February 28, 2018, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Herc Holdings Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP
Certified Public Accountants
Tampa, Florida
May 24, 2018